UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 14, 2008

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On July 9, 2008, the Company issued a press release announcing the Company’s financial results for the fiscal quarter and year ended June 3, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 – Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement

On July 9, 2008, the Compensation Committee approved the Amendment No. 2 to Employment Agreement (the “Employment Amendment”) for the Chief Executive Officer (“CEO”). The Employment Amendment primarily implements technical changes regarding deferred compensation and service arrangements in compliance with Section 409A of the Internal Revenue Code. It also includes changes for payments associated with a termination of the CEO’s employment based on a change in control, upon termination without cause or due to retirement, in each case the changes are designed to protect the deductibility of future CEO bonus payments. The Employment Amendment also adds a schedule for future CEO long term incentive awards, includes a formula for calculating the amount of any lump sum payment payable to the CEO under the Company’s executive pension plan and revises the events that would support a resignation for good reason following a change of control.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated July 9, 2008 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By: /s/ Marguerite N. Duffy

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: July 14, 2008